Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Celsius Holdings, Inc. (the “Company”) of our report dated March 30, 2017 relating to our audits of the consolidated financial statements which appear in the Company’s Annual Report Form 10-K (Document No. s105632), for the two years in the period ended December 31, 2016.

/s/ D’Arelli Pruzansky, PA

Certified Public Accountants

Coconut Creek, Florida

March 30, 2017